Exhibit 24
POWER OF ATTORNEY
FOR SECTION 16, EDGAR NEXT AND OTHER S.E.C. REPORTING PURPOSES
    KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes and appoints each of Paul D. Delva, Todd Glickman, Doa Yang and Rachel Roepke, acting alone or jointly and each with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:
(1)    prepare, execute for and file on behalf of the undersigned Form 144 in accordance with Rule 144 under the Securities Act of 1933, and Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition or disposition of securities of Navitas Semiconductor Corporation (the “Company”);
(2)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 144, 3, 4 or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority;
(3)    maintain, use, update and otherwise manage the undersigned’s EDGAR Access Codes, and thereafter manage the undersigned’s EDGAR account as an authorized “account administrator” as that term is used in the EDGAR Filer Manual, Volume I (Version 42, effective March 24, 2025), to the fullest extent permitted for all purposes in accordance with Securities Act Release No. 33-11313 (Sept. 27, 2024), EDGAR Filer Access and Account Management; and
(4)    take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in any such attorney-in-fact’s discretion.
    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 under the Securities Act of 1933.
    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 144, 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. Further, this Power of Attorney shall terminate as to each attorney-in-fact appointed hereunder, individually, if and when the employment of such attorney-in-fact by the Company or its affiliate is terminated for any reason. For the avoidance of doubt, the termination of this Power of Attorney as to any attorney-in-fact hereunder shall not affect the effectiveness of this Power of Attorney as to any other attorney-in-fact or the power or authority of such attorney-in-fact hereunder.
IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney on the date indicated below.

/s/ Brian Long	Date: June 4, 2025
Name (print): Brian Long